China-Biotics, Inc. Announces US$20 million Share Buyback Program

SHANGHAI, July 7, 2010 - China-Biotics, Inc. ("China-Biotics", the "Company") (Nasdaq: CHBT), the leading developer, manufacturer and distributor of probiotics products in China, today announced that China-Biotics’ Board of Directors approved a new share repurchase program of up to US$ 20 million of worth of its issued and outstanding common shares from time to time over the next 12 months. The repurchases will be made on the open market at prevailing market prices or in block trades and subject to restrictions relating to volume, price and timing. China-Biotics plans to fund repurchases from its available cash balance.

Mr. Jinan Song, Chairman and Chief Executive Officer of China-Biotics, commented, "Given our proven track records of business expansion and strong balance sheet, we believe that our stock is deeply undervalued. This share repurchase demonstrates our long-term commitment to sustainable growth and enhancing shareholder value. Recognizing our future growth opportunities in such a favorable macro environment for probiotics market, we think now is a great time for us to use our strong financial position to invest in China-Biotics.”

About China-Biotics

China-Biotics, Inc. ("China-Biotics," "the Company"), a leading manufacturer of biotechnology products and supplements, engages in the research, development, marketing and distribution of probiotics dietary supplements in China. Through its wholly owned subsidiary, Shanghai Shining Biotechnology Co., Ltd., the Company develops and produces its proprietary product portfolio including live microbial nutritional supplements under the "Shining" brand. Currently, the products are sold OTC through large distributors to pharmacies and supermarkets in Shanghai, Jiangsu, and Zhejiang province. In February 2010, China-Biotics began its commercial production in China's largest probiotics production facility to meet growing demand in China. For more information, please visit http://www.chn-biotics.com.

Safe Harbor Statement

The information in this release contains forward-looking statements which involve risks and uncertainties, including statements regarding the Company's capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements, which may be identified by terminology such as "may," "should," "will," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," "forecast," "project," or "continue," the negative of such terms or other comparable terminology. Readers should not rely on forward-looking statements as predictions of future events or results. Any or all of the Company's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions, risks and uncertainties and other factors which could cause actual events or results to be materially different from those expressed or implied in the forward-looking statements. In evaluating these statements, readers should consider various factors, including the risks described in "Item 1A. Risk Factors" beginning on page 17 and elsewhere in the Company's 2010 Annual Report on Form 10-K. These factors may cause the Company's actual results to differ materially from any forward-looking statement. In addition, new factors emerge from time to time and it is not possible for the Company to predict all factors that may cause actual results to differ materially from those contained in any forward- looking statements. The Company disclaims any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this document, except as required by applicable law.

Contact:

Travis Cai
Chief Financial Officer
China-Biotics, Inc.
Email: traviscai@chn-biotics.com

Kevin Theiss
Grayling
Phone: +1-646-284-9409
Email: kevin.theiss@grayling.com